UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Centerpointe Drive La Palma, California 90623

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.	Bankruptcy or Receivership.

On June 17, 2024, Fisker Group Inc., a subsidiary of Fisker Inc. (“Fisker” or the “Company”), commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On June 19, 2024, Fisker and its other subsidiaries in the United States (together with Fisker Group Inc., the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the Bankruptcy Code in the Bankruptcy Court. The Bankruptcy Court has granted a motion seeking joint administration of the cases commenced on June 17, 2024 and June 19, 2024 (the “Chapter 11 Cases”) under the caption In re: Fisker Inc., et al., Case No. 24-11390 (TMH).

The Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Bankruptcy Court motions seeking, and the Bankruptcy Court has entered, a variety of “first day” relief, including authority to pay employee wages and benefits, and pay vendors and suppliers in the ordinary course for goods and services provided after the commencement of the Chapter 11 Cases. The Debtors also obtained an order to access cash collateral through June 28, 2024. The Bankruptcy Court will hold a further hearing on June 27, 2024 regarding the Debtors’ ability to further access to cash collateral.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitute an event of default that accelerated the Company’s obligations under the Company’s Senior Indenture, dated as of July 11, 2023, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “2026 Notes Indenture”), governing the Company’s 2.50% convertible senior notes due 2026 (the “2026 Notes”).

The 2026 Notes Indenture provides that upon the filing of the Chapter 11 Cases, the principal and interest due under the 2026 Notes shall automatically become due and payable. Any efforts to enforce such payment obligations under the 2026 Notes are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the 2026 Notes are subject to the applicable provisions of the Bankruptcy Code.

The disclosure in Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	FISKER INC.

	By:	/s/ John DiDonato
John DiDonato
Chief Restructuring Officer